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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               September 14, 1998
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                           CUBIST PHARMACEUTICALS, INC
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-21379                     22-3192085
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(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)             Identification No.)

                 24 Emily Street, Cambridge, Massachusetts 02139
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 576-1999



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         Item 5.  Other Events.

         On September 14, 1998, the Registrant announced that it has entered into a definitive agreement with investors to raise approximately $13.7 million through a private offering of shares of its common stock. The private offering is described in the Registrant's press release dated September 14, 1998, a copy of which is filed as Exhibit A to this Report.

         Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         Exhibit A   Press Release dated September 14, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CUBIST PHARMACEUTICALS, INC.


                                      By:      /s/ Thomas A. Shea
                                               ------------------------------
                                               Thomas A. Shea
                                               Senior Director of Finance and
                                               Administration, Treasurer

Dated:  September 14, 1998


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                                                                       Exhibit A

Contacts:     Thomas A. Shea                         Noonan/Russo
              Senior Director of                     Neil Cohen (media)
              Finance & Administration               (415) 439-4898
              Cubist Pharmaceuticals, Inc.           Barbara Lindheim (investor)
              (617) 576-4155                         (212) 696-4455 ext. 237
              tshea@cubist.com


     CUBIST PHARMACEUTICALS, INC. ANNOUNCES $ 13.7 MILLION PRIVATE PLACEMENT

Cambridge, MA, September 14, 1998 - Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced that it has entered into a definitive agreement with investors to raise approximately $13.7 million in a private placement of Cubist's Common Stock to new and current shareholders. Pacific Growth Equities acted as the sole placement agent.

The Company plans to use the proceeds of the private placement for its Phase III clinical trials of daptomycin currently planned to begin, subject to FDA approval, by the first quarter of 1999 and the development of its proprietary genomic target validation and assay development VITA-TM- technology.
"It clearly represents the fact that capital remains available for promising programs with planned near term deliverables," said Scott M. Rocklage, Ph.D., President & Chief Executive Officer of Cubist.

The Company will issue approximately 6.1 million Common Stock shares at $2.25 per share along with warrants exercisable for approximately an additional
3.0 million shares of Common Stock at an exercise price of $2.25 per share. The securities sold in this private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company expects to file a registration statement on Form S-3 within ten business days after the closing of the transaction for purposes of registering the resale by the investors participating in the transactions the shares of Common Stock acquired by these investors.

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of novel antimicrobial drugs to combat emerging strains of drug resistant bacteria and fungi. Cubist is engaged in strategic partnerships with Merck & Co., Inc. and Bristol-Myers Squibb for the discovery and development of novel antiinfective products, and has formed biotechnology alliances with ArQule, Inc., Genzyme Corporation, Neurogen Corporation, Novalon Pharmaceutical Corporation and Pharmacopeia, Inc.

For additional information, visit the Company's Internet web site at http://www.cubist.com

Cubist Safeharbor Statement
Statements contained herein that are not historical facts may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's ability to develop and commercialize its products before its competitors.